UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 7, 2015

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2015, Echelon Corporation (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment of the Company’s Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect a 1-for-10 reverse stock split of the Company’s outstanding Common Stock and reduce the total number of shares of Common Stock that the Company is authorized to issue to 10,000,000. The par value per share of the common stock before and after the split is $0.01. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

The Reverse Stock Split became effective as of 11:59 p.m. EST on December 7, 2015.

Under the terms of the Company’s equity plans, a proportionate adjustment was made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options to purchase shares of the Company’s common stock, the number of shares issuable upon the vesting of outstanding restricted stock units and the number of shares reserved for issuance pursuant to such plans.

No scrip or fractional shares will be issued as a result of the Reverse Stock Split. Instead, the Company will pay, in cash, the value of any fractional share interest arising from the Reverse Stock Split.

The new CUSIP number for the Company’s common stock following the reverse stock split is 27874N303.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ C. Michael Marszewski
C. Michael Marszewski
Vice President and Chief Financial Officer

Date: December 10, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation.